EXHIBIT 1(w)


                                    IVY FUND


                              Ivy US Blue Chip Fund


                   Establishment and Designation of Additional
                    Series of Shares of Beneficial Interest,
                             No Par Value Per Share


         I, Michael G. Landry, being a duly elected, qualified and acting Trustee of Ivy Fund (the "Trust"), a business trust formed under the laws of the Commonwealth of Massachusetts, DO HEREBY CERTIFY that, by written consent, the Trustees of the Trust (the "Trustees"), pursuant to Article III of the Agreement and Declaration of Trust of the Trust dated December 21, 1983, as amended and restated December 10, 1992 (the "Declaration of Trust"), duly approved, adopted and consented to the following resolutions as actions of the Trustees of the
Trust:

         RESOLVED, that (i) the shares of beneficial interest of the Trust having previously been divided into eighteen separate series, designated as Ivy Asia Pacific Fund, Ivy Bond Fund, Ivy Canada Fund, Ivy China Region Fund, Ivy US Emerging Growth Fund, Ivy Global Fund, Ivy Global Natural Resources Fund, Ivy Global Science & Technology Fund, Ivy Growth Fund, Ivy Growth with Income Fund, Ivy International Fund, Ivy International Fund II, Ivy High Yield Fund, Ivy International Small Companies Fund, Ivy South America Fund, Ivy Money Market Fund, Ivy Developing Nations Fund and Ivy Pan-Europe Fund, the shares of beneficial interest of the Trust shall hereby be divided into one additional series designated as "Ivy US Blue Chip Fund" (the "Fund," and collectively with the other eighteen series of the Trust, the "Series"); and (ii) having established and designated the Fund as an additional Series of the Trust, there shall hereby be designated an unlimited number of authorized and unissued shares of beneficial interest of the Trust as (a) "Ivy US Blue Chip Fund--Class A," (b) "Ivy US Blue Chip Fund--Class B," (c) "Ivy US Blue Chip Fund--Class C," (d) "Ivy US Blue Chip Fund--Class I" and (e) "Ivy US Blue Chip Fund--Advisor Class," with the Fund and each of its classes of shares being subject to all provisions of the Declaration of Trust relating to shares of the Trust generally, and having the following special and relative rights:

      1. The Fund shall be authorized to hold cash and invest in securities and instruments and use investment techniques as described in the Trust's registration statement under the Securities Act of 1933, as amended from time to time. Each share of beneficial interest, no par value per share, of the Fund shall be redeemable as provided in the Declaration of Trust, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of the Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to the Fund. The proceeds of sales of shares of the Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law. Each share of the Fund shall be entitled to receive its pro rata share of net assets of the Fund upon the Fund's liquidation. Upon redemption of a shareholder's shares, or indemnification for liabilities incurred by reason of a shareholder being or having been a shareholder of the Fund, such shareholder shall be paid solely out of the property of the Fund.

         2. Shareholders of the Fund shall vote separately as a Series on any matter to the extent required by applicable federal or state law. Shareholders of each class of the Fund shall have
                  (i) exclusive voting rights with respect to matters on which the holders of each such class shall be entitled to exclusive voting rights under applicable federal or state law, and (ii) no voting rights with respect to matters on which the holders of another class of shares of the Fund or the holders of another Series (or class thereof) shall be entitled to exclusive voting rights under applicable federal or state law.

         3. The assets and liabilities of the Trust existing as of the end of the day immediately preceding the date on which the Registration Statement for the Fund becomes effective shall be allocated among the Series other than the Fund in accordance with Article III of the Declaration of Trust, and thereafter the assets and liabilities of the Trust shall be allocated among all Series and classes thereof in accordance with
                  Article III of the Declaration of Trust, except as provided below:

                  (a) Costs incurred by the Trust on behalf of the Fund in connection with the organization, registration and public offering of shares of the Fund shall be allocated to the Fund and shall be amortized by the Fund in accordance with applicable law and generally accepted accounting principles.

                  (b)      The  Trustees  may  from  time to time in  particular
                           cases  make   specific   allocations   of  assets  or
                           liabilities among the Series.

         4. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Series (or class thereof) now or hereafter created, or to otherwise change the special and relative rights of any such Series (or class), provided that such change shall not adversely affect the rights of shareholders of that Series (or class).

      5. The dividends and distributions with respect to each class of shares shall be in such amount as may be declared from time to time by the Trust's Board of Trustees in accordance with the Declaration of Trust and applicable law.

      6. (a) Each Class B share of the Fund, other than a share purchased through the automatic reinvestment of a dividend or a distribution with respect to Class B shares, shall be converted automatically, and without any action or choice on the part of the holder thereof, into and be reclassified as a Class A share of the Fund on the date that is the first business day following the last calendar day of the month in which the eighth anniversary date of the date of the issuance of such Class B share falls (the "Conversion Date") on the basis of the relative net asset values of the two classes, without the imposition of any sales load, fee or other charge;

      (b)         Each   Class  B  share   purchased   through   the   automatic
                  reinvestment of a dividend or a distribution with respect to Class B shares shall be segregated in a separate sub-account. Each time any Class B shares of the Fund in a shareholder's Fund account (other than those in the sub-account) convert to Class A shares of the Fund, a pro rata portion of the Class B shares then in the sub-account will also convert to Class A shares. The portion will be determined by the ratio that the shareholder's Class B shares converting to Class A shares bears to the shareholder's total Class B shares not acquired through the reinvestment of dividends and distributions;

      (c) The conversion of Class B shares into Class A shares may be suspended if (i) a ruling of the Internal Revenue Service to the effect that the conversion of Class B shares does not constitute a taxable event under Federal income tax law is revoked or (ii) an opinion of counsel on such tax matter is withdrawn or (iii) the Board of Trustees determines that continuing such conversions would have material, adverse tax consequences for the Fund or its shareholders; and

      (d) On the Conversion Date, the Class B shares converted into Class A shares shall cease to accrue dividends and shall no longer be deemed outstanding and the rights of the holders thereof (except the right to receive the number of Class A shares into which the Class B shares have been converted and any declared but unpaid dividends to the Conversion Date) shall cease. Certificates representing Class A shares of the Fund resulting from the conversion of Class B shares need not be issued until certificates representing the Class B shares converted, if issued, have been received by the Trust or its agent duly endorsed for transfer.

         FURTHER RESOLVED, that the preceding resolutions shall constitute an Amendment to the Declaration of Trust, effective as of the date that the Registration Statement for the Fund described in the following resolution is filed with the Securities and Exchange Commission ("SEC"), and that the officers of the Trust be, and they hereby are, authorized to file such Amendment to the Declaration of Trust in the offices of the Commonwealth of Massachusetts;

         FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized in the name and on behalf of the Trust (i) to execute, or grant power of attorney to counsel to execute, an amendment to the Trust's Registration Statement on Form N-1A and any subsequent amendments as they, with advice of counsel, deem necessary and to file or authorize the filing of such documents with the SEC and (ii) to qualify or otherwise register the Fund and its shares in such states as they deem necessary or advisable;

         FURTHER RESOLVED, that the Trust be, and it hereby is, authorized to offer for sale to the public shares of beneficial interest of the Fund at such time as they shall deem advisable and to take such actions as they, with advice of counsel, shall deem appropriate to implement such sale of shares; and

         FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take such further actions and execute and deliver such further documents as may be necessary, desirable or appropriate to facilitate the commencement of the public offering of shares of the Fund and to give effect to the foregoing resolutions.

         IN WITNESS WHEREOF, I have signed this Amendment this 28th day of October, 1998.


             MICHAEL G. LANDRY ______________________________________
             Michael G. Landry, as Trustee

The above signature is the true and correct signature of Michael G. Landry, Trustee of the Trust.



                                C. WILLIAM FERRIS
                                -------------------------------------
                                C. William Ferris, Secretary/Treasurer
                                Mackenzie Investment Management Inc.